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                                                                       EXHIBIT 4
                                  IRREVOCABLE PROXY


     The undersigned, being the holder of seven (7) shares of capital stock of Preferred Employers Group, Inc. (the "Company") does hereby constitute and appoint Mel Harris, the true and lawful attorney and proxy for the undersigned, and in his name, place and stead, with full power of substitution, for so long as the Amended and Restated Shareholders Agreement, dated as of May 15, 1995 by and among Mel Harris, Howard Odzer and the Company (the "Amended Shareholders Agreement") or so long as the agreement referred to in Section 17(b)(i) thereof shall be in effect, to vote as the proxy of the undersigned all shares owned, held by or registered in the name of the undersigned in the Company (the "Shares") at any and all meetings, regular and special, of the shareholders of the Company, or any adjournments thereof, which may be held during such period, giving and granting to such attorney and proxy all the powers that the undersigned would possess if personally present, and to execute written consents as the attorney and proxy for the undersigned as a shareholder of the Company, and to waive notice of and to consent to the holdings of meetings of shareholders, and in general to exercise all rights of the undersigned to vote or consent as a shareholder of the Company. This Proxy shall also apply to and govern the voting of all shares and other securities of the Company or other corporations which may hereafter be issued to the undersigned by reason of his holding shares of capital stock of the Company. This Proxy is issued in consideration of the execution of the Amended Shareholders Agreement. The undersigned hereby affirms that this Proxy is given in connection with such agreement and that the proxy provided for herein is coupled with an interest and is irrevocable, to the fullest extent permitted by law. The undersigned hereby ratifies and confirms all that the proxy may lawfully do or cause to be done by virtue hereof. This Proxy revokes any other proxy granted by the undersigned at any time with respect to such shares.

          Notwithstanding anything herein set forth, this Proxy shall automatically be revoked with respect to Shares sold by the undersigned in compliance with the provisions of the Amended Shareholders Agreement, a copy of which is on file with the Company.

          IN WITNESS WHEREOF, the undersigned has set his hand as of this 15th day of May 1995.


                                        /s/ Ronald Rothstein
                                        -------------------------------------
                                        Ronald Rothstein

Witness:



/s/
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